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                                                                   EXHIBIT 10.50

                           FOURTH AMENDMENT TO LEASE
                                    RENEWAL

This FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made this 29th day of November, 2001 (the "Reference Date"), by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC., a New York corporation ("Landlord") and SONUS PHARMACEUTICALS, INC., a New York corporation ("Landlord") and SONUS PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     Landlord is the landlord and Tenant is the tenant under that certain Lease dated January 14, 1994 (the "Initial Lease"), for premises located at 22026 20th Avenue SE, Bothell, Washington 98021, Building L, Unit 102 (the "Initial Premises"), as modified by First Amendment to Lease dated for reference purposes August 26, 1996 (the "First Amendment"), by the Second Amendment dated for reference purposes October 28, 1997 (the "Second Amendment"), and by the Third Amendment dated for reference purposes October 15, 1998 (the "Third Amendment"). As used herein the "Amended Lease shall mean the Initial Lease as modified by the First Amendment, Second Amendment and Third Amendment; and the "Lease" shall mean the Amended Lease as further amended by this Fourth Amendment.

     The parties desire to further amend the Amended Lease and effective on the Reference Date stated above the portions of the Lease as numbered below shall be amended to read as follows:

     Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Amended Lease.


1.g. EXTENDED TERM OF THE LEASE: The Lease Expiration Date shall be July 31,
2007.

1.h. RENT ADJUSTMENT: Additional Base Monthly Rent Adjustments shall be as follows:

     Effective Date of Rent        New Base Monthly Rent
     Increase
     May 1, 2002                   $0.00
     June 1, 2002                  $45,750.00
     October 1, 2002               $0.00
     November 1, 2002              $45,750.00
     October 1, 2003               $0.00
     November 1, 2003              $45,750.00
     August 1, 2004                $48,500.00
     August 1, 2006                $51,500.00

1k. SECURITY DEPOSIT: On May 1, 2002, the Security Deposit shall be increased to $51,500.00 of which $18,039.00 has previously been deposited with Landlord.

15.  RELEASE AND INDEMNITY.
a. Indemnity. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises, provided that this indemnity shall not apply to claims to the extent caused by Landlord's gross negligence or willful misconduct. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to,

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constitute a waiver of Tenant's immunity under Washington's Industrial
Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8 AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

b. LANDLORD INDEMNITY. Except as otherwise provided in this Section 15, Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by the intentional misconduct or gross negligence of Landlord or of any employee or agent of Landlord in the Common Areas. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to actions or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from all claims made by Landlord and its employees to the extent provided herein. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

c. RELEASE. Tenant hereby fully and completely releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15(b) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) to the extent caused by Landlord's gross negligence or willful misconduct or breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including, without limitation, any interruption of services and utilities or any casualty, or from any cause whatsoever, including Landlord's negligence, and regardless of whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant. Tenant may elect, at its sole cost and expense, to obtain business interruption insurance with respect to such potential injury and loss.

d. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

c. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

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16.  INSURANCE: Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability (including Tenant's indemnification obligations under this Lease) insuring Tenant's activities upon, in or about the Premises or the Project, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and an excess/umbrella liability insurance policy with minimum limits of not less than Five Million Dollars ($5,000,000), with such increases in limits as Landlord may from time to time require consistent with insurance requirements of institutional landlords in similar projects in the area, if such increased limits are available at commercially reasonable terms. If Tenant manufactures on the Premises consumer goods using any materials supplied by Landlord (including but not limited to water supplied as part of utilities to the Premises), Tenant's insurance shall include products liability insurance, on a claims made basis, in the amounts specified for the commercial general liability insurance.

Tenant shall further, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, property insurance for what is commonly referred to as "Special Cause of Loss" or "Special" coverage insurance (excluding earthquake and flood) on tenant's leasehold improvements in an amount equal to one hundred percent (100%) of the replacement value thereof with a coinsurance waiver. Tenant shall use the proceeds from any such policy for the restoration of Tenant's improvements or alterations, unless restoration is not an available option. As used in this Lease, "tenant's leasehold improvements" shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord's permission or otherwise permitted by this Lease, whether or not the cost thereof was paid for by Tenant.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A VIII status as rated in the most recent edition of Best's insurance Reports; (b) shall be issued as a primary policy, or umbrella policy where appropriate (in which case there shall be a per location endorsement making the limits available at each location); shall be on an occurrence basis, except with respect to products liability; (c) name Landlord and Landlord's property manager as additional insured; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and at the time of all renewals thereof. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within ten (10) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

Landlord and Tenant release and relieve the other, and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Development to the extent that the loss or damage is covered by (a) the injured party's insurance, or (b) the insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

30. TENANT IMPROVEMENT ALLOWANCE: Landlord shall make up to One Hundred Sixty Thousand Six Hundred Eighty Dollars ($160,680) (the "Fourth Amendment Tenant Improvement Allowance") available to Tenant after January 1, 2002 but before October 1, 2003 to reimburse Tenant for actual out-of-pocket costs paid to third parties for designing and constructing tenant improvements to the Premises pursuant to plans reasonably approved by Landlord and otherwise subject to the provisions of Section 14. Landlord shall pay the Fourth Amendment Tenant Improvement Allowance within thirty (30) days of invoice submitted after the improvements have been inspected and accepted by Tenant (less minor punch list items). Landlord
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may require lien releases as a condition of payment. Tenant confirms that
Landlord's obligations under any previous tenant improvement allowances have been satisfied.

If Tenant utilizes the entire Fourth Amendment Tenant Improvement Allowance, Landlord shall make available to Tenant after January 1, 2002 but before October 1, 2003 up to an additional Two Hundred Seventy-Five Thousand Dollars ($275,000) as a supplemental Tenant Improvement Allowance (the "Fourth Amendment Supplemental Tenant Improvement Allowance") to be expended for the same purposes, subject to the same approvals, and with the same disbursement provisions as the Fourth Amendment Tenant Improvement Allowance. If Tenant utilizes all or some of the Fourth Amendment Supplemental Tenant Improvement Allowance, then commencing with the first payment of Base Monthly Rent due after payment of the Fourth Amendment Supplemental Tenant Improvement Allowance, Tenant shall pay monthly, as additional Base Monthly Rent, an amount sufficient to amortize the Fourth Amendment Supplemental Tenant Improvement Allowance on an equal payments basis over the then remaining term of this Lease (excluding any renewal terms) with interest at ten percent (10%) per annum (which payments shall include amortization of interest accrued from date of disbursement to the first amortization payment).

35. OPTION TO RENEW. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one (1) successive period of thirty-six (36) months (the "Extended Term"). This replaces any prior Options to Renew. If Tenant has materially defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend the Lease for the Extended Term shall automatically terminate. Tenant's right to extend the Lease for the Extended Term is personal to Tenant and may not be exercised by any subtenant. Tenant's extension rights shall apply to all of the Property under lease to Tenant at the time. From and after the commencement of the Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that Base Rent for the Extended Term shall be at the then prevailing market rate (the "Fair Market Rent") for similar space in the Project but not less than that paid in the last month of the initial term. Tenant shall provide Landlord one hundred eighty (180) days written notice of its intent to renew the Lease.

If Landlord and Tenant are not able to agree on the Fair Market Rent for the Extended Term within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the office/high-tech industrial market in the eastside area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser.

All other terms and conditions of the above described Lease shall remain in full force and effect.

Landlord: Teachers Insurance & Annuity
          Association of America, Inc.
          ----------------------------

      By: /s/ JAMES P. GAROFALO
          ----------------------------
              James P. Garofalo

     Its: Assistant Secretary
          ----------------------------

  Tenant: Sonus Pharmaceuticals, Inc.
          ----------------------------

      By: /s/ RICHARD J. KLEIN
          ----------------------------
              Richard J. Klein

     Its: CFO
          ----------------------------
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STATE OF New York       )
                        )ss.
COUNTY OF New York      )


        I certify that I know or have satisfactory evidence that James P. Garofalo is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Assistant Secretary of Teachers Insurance & Annuity Association of America, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.


                                             Date: November 30, 2001
                                             ---------------------------

                [SEAL OF HARRIET L. ROSENTHAL, NOTARY PUBLIC, STATE OF NEW YORK]

                                             /s/ HARRIET L. ROSENTHAL
                                             --------------------------------
                                             (Signature)

                                             Harriet L. Rosenthal
                                             --------------------------------
                                             (Print Name)

                                             Notary Public, in and for the State
                                             of New York, residing at New York,
                                             N.Y.

                                             My Commission Expires 8/17/02

                                                    HARRIET L. ROSENTHAL
                                              Notary Public, State of New York
                                                       No. 01RO6011725
                                                 Qualified in Suffolk County
                                             Commission Expires August 17, 2002

STATE OF Washington     )
                        )ss.
COUNTY OF King          )


        I certify that I know or have satisfactory evidence that Richard J. Klein is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of Sonus Pharmaceuticals, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                                             Dated: November 29, 2001
                                                   --------------------------

             [SEAL OF CONSTANCE E. ANDERSON, NOTARY PUBLIC, STATE OF WASHINGTON]

                                             /s/ CONSTANCE E. ANDERSON
                                             --------------------------------
                                             (Signature)

                                             Constance E. Anderson
                                             --------------------------------
                                             (Print Name)

                                             Notary Public, in and for the State
                                             of Washington, residing at
                                             Newcastle

                                             My Commission Expires 4/2/04